UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2005

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4901 Glenwood Ave.

Raleigh, North Carolina 27612

(Address of principal executive offices)

(919) 645-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2005, the Compensation Committee of the Board of Directors of Capital Bank Corporation (the “Company”) approved the acceleration of vesting of all currently outstanding unvested stock options (“Options”) awarded under the Capital Bank Corporation Equity Incentive Plan (the “Plan”). The Compensation Committee believes that it is in the best interest of the shareholders to accelerate vesting of these options, as it will have a positive effect on future earnings of the Company by reducing the impact of recording compensation expense upon the implementation of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).

Options to purchase 67,200 shares of the Company’s common stock, which would otherwise have vested from time to time over the next five (5) years, became immediately exercisable on December 30, 2005 as a result of the Compensation Committee’s action. The closing market price of the Company’s common stock on December 29, 2005 was $15.26. Only 1,600 of the 67,200 unvested Options accelerated by the Compensation Committee have an exercise price below the December 29, 2005 closing price and thus are currently in-the-money. The number of shares, exercise prices, and other remaining terms of all the Options subject to the accelerated vesting are unchanged. The acceleration generally became effective on December 30, 2005 following communication of the accelerated vesting terms to all affected option holders and the option holder’s consent.

The following table summarizes the Options subject to acceleration:

Classification of Option Holders	Aggregate Number of Shares Issuable Under Accelerated Options
Non-employee Directors	0
Executive Officers as a group	25,000
Other employees	42,200
Total	67,200

The Compensation Committee’s decision to accelerate vesting of these Options was in anticipation of compensation expense to be recorded upon the implementation of SFAS 123R. SFAS 123R will require that compensation costs related to share-based payment transactions, including the issuance of stock options, be recognized in the financial statements based on their fair value at grant date. The Company is required to adopt the revised standard effective January 1, 2006. Assuming no option holders withhold consent for the acceleration, the Company estimates that approximately $331,000 of future compensation expense, net of taxes, will be eliminated as a result of the acceleration of vesting. Should any of the option holders withhold consent for the vesting acceleration, then the Company will incur future expense associated with those Options over the remainder of the Options’ original vesting schedule as of January 1, 2006 and the current estimated expense elimination for the Company would be reduced. Since the Company currently accounts for its share-based payment transactions under the provision of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), it will report compensation expense related to the affected options for pro-forma disclosure purposes only in its year-end 2005 financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK CORPORATION

By:	/s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Date: December 30, 2005